UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

EV CHARGING USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	91-1947658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle St., 37th Floor
Chicago, IL 60601
(Address of principal executive offices)

(312) 216-5106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Agreement.

On October 27, 2014, the Registrant made and delivered to Richard S. Astrom a convertible promissory note in the principal amount of $400,000, dated October 27, 2014. The principal amount of the Note was $400,000, of which $25,000 has been repaid, and it bore interest at the rate of 0.38 percent per annum. It was originally due October 27, 2015, but on January 15, 2015, Mr. Astrom and the Company entered into an agreement extending the date on which the convertible promissory note is due to March 31, 2016, at an interest rate of 0.41 percent per annum. The agreement relating to the extension provides that the other provisions of the convertible promissory note and all provisions of the pledge agreement securing it remain effective in accordance with their terms.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2015, the Registrant repealed its existing bylaws and replaced them in their entirety with new bylaws. The principal material substantive changes were as follows:

    The new bylaws contain provisions respecting shareholder business and nominations to be presented at meetings of shareholders; the repealed bylaws contained no similar provisions.

Annual Meetings

The new provisions require generally that a shareholder’s notice to the Secretary must be delivered to or mailed and received at the Registrant’s corporate headquarters as prescribed by the bylaws. These provisions also require that –

(i)
The shareholder must provide as to each person, if any, whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (F) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice if such proposed nominee were a shareholder providing notice of a director nomination to be made at the meeting, and (G) with respect to each nominee for election or reelection to the Board, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Registrant, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Registrant, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Registrant, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Registrant with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Registrant, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Registrant.

(ii)
if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the articles of incorporation or the bylaws, the language of the proposed amendment), (D) a description of any direct or indirect material interest by security holdings or otherwise of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, or their respective affiliates, in such business, and (E) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by the shareholder; and

(iii)

certain information as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made; representations to the effect that the shareholder is a holder of record, intends to appear in person or by proxy at the meeting to propose such business or nomination as to the intention, of the the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Registrant’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination; an undertaking by the shareholder and the beneficial owner, if any, to (1) notify the Registrant timely and in writing of as to certain matters; and such other information as Registrant may reasonably require (x) to determine the eligibility of such proposed nominee to serve as a director of the Registrant, (y) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance principle or Board committee charter of the Registrant, and (z) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

Special Meetings

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Registrant’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to such notice (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder who is a shareholder of record at the time the required notice is delivered to the Secretary of the Registrant, who is entitled to vote at the meeting and upon such election, and who complies with the specified notice procedures. In the event the Registrant calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in such notice, if the shareholder’s notice in the same form as required for an annual meeting with respect to any nomination shall be delivered to the Secretary as prescribed by the bylaws.

    The new bylaws contain provisions respecting indemnification. The new provisions –

(1)
provide for mandatory indemnification, to the full extent permitted by law, of any present or former director or officer of the Registrant or any of its affiliates or subsidiaries who has served as such a director or officer after October 27, 2014 (each, an indemnitee), for all expenses, liabilities, losses or other specified amounts resulting from a legal proceeding arising from any occurrence that takes place after such date and that relates to the fact that such indemnitee is or was a director or officer of the Registrant or any of its affiliates or subsidiaries or at the request of the Registrant served in one of several specified capacities with respect to another entity;

(2)

provide that the Registrant is not required to indemnify an indemnitee in connection with any legal proceeding initiated by the indemnitee against the Registrant except under certain specified circumstances;

(3)
require the advancement of expenses to an indemnitee upon receipt of an undertaking by the indemnitee to repay if it is ultimately determined that the indemnitee is not entitled to be indemnified by the Registrant;

(4)

provide that (1) when making a determination of whether an indemnitee is entitled to indemnification under the Bylaws, there is a presumption that the indemnitee is entitled to indemnification and the Registrant has the burden of proof to overcome that presumption, and (2) that, in an indemnitee’s lawsuit to enforce his or her right to indemnification under the Bylaws, the Registrant must prove with clear and convincing evidence that the indemnitee is not entitled to indemnification;

(5)

require the Registrant to indemnify an indemnitee for expenses (and, if requested by an indemnitee, to advance such expenses on such terms and conditions as the Board deems appropriate) that are incurred by an indemnitee in a lawsuit to enforce the indemnitee’s indemnification rights under the Bylaws;

(6)	provide that rights to indemnification under the Bylaws are non-exclusive, have certain survival rights and are deemed to be contractual rights; and

(7)

provide that the Registrant has the power to purchase insurance or make other financial arrangements on behalf of an indemnitee for any liability and any related expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

The general effect of the foregoing is to indemnify a person entitled to indemnification from liability, thereby making us responsible for any expenses or damages incurred by him in any action brought against them based on their conduct, provided they did not engage in fraud or criminal activity.

The repealed bylaws also required the Registrant to indemnify its officers and directors to the full extent allowed by the laws of the State of Nevada, as set forth in (i), above, but required board or shareholder action to approve it. No provisions similar to those described in (ii) – (vii), above, appear in the repealed bylaws.

    The new bylaws provide that each and every person who is or may become a director of the Registrant hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Registrant for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. No such provision was contained in the repealed bylaws.

The foregoing description of the new bylaws does not purport to be complete and is qualified in its entirety by reference to the new bylaws, a copy of which is attached to this report as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit	Description

3.1	Bylaws. Filed herewith.
10.1	Agreement, dated January 15, 2015, by and between the Registrant and Richard. S. Astrom. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	EV CHARGING USA, INC.

By: /s/ Brian C. Howe
Brian C. Howe
President and Chief Executive Officer